Exhibit 1.1

« TERNIUM S.A.»

société anonyme

L u x e m b o u r g

R.C.S. Luxembourg, section B numéro 98 668

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STATUTS COORDONNES à la date du 6 mai 2015

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Title I. Name and Legal Structure, Corporate Purpose,

Registered Office, Duration

Art. 1. Name and Legal Structure.

TERNIUM S.A. is a société anonyme governed by these Articles of Association and by the applicable laws and regulations of the Grand Duchy of Luxembourg.

Art. 2. Corporate Purpose.

The Company’s corporate purpose is the conduct of the business directly or indirectly related to the taking of interests, in any form whatsoever, in Luxembourg or foreign corporations or other business entities, and the administration, management, control and development thereof.

The Company may use its resources to acquire, organize, manage, enhance in value and liquidate all or any part of a portfolio consisting of any kind of securities, patents and pertaining licenses, to participate in the establishment, development and control of any business entity, to acquire by way of capital contribution, subscription, underwriting, option, purchase or in any manner whatsoever any kind of securities, patents and pertaining licenses as well as to sell, transfer, exchange or otherwise, to enhance in value such securities, patents and rights through any person and in any manner whatsoever, and to render every assistance, whether of financial nature or not, such as, without limitation, the granting of loans, advances or guarantees to those business entities in which it has a direct or indirect interest.

The Company may raise monies in order to finance its activities through loans, notes, bonds, debentures or other debt or equity instruments or certificates denominated in any currency, and may also pledge all or any part of its assets to secure any monies so raised.

In general, the Company may carry out any permitted activities which it may deem appropriate or necessary for the accomplishment of its corporate object.

Art. 3. Registered Office.

The registered office of the Company is established in Luxembourg-City, Grand Duchy of Luxembourg.

The location of the Company’s registered office may be changed within the same jurisdiction by decision of the Board of Directors.

The Board of Directors may establish branches or offices abroad.

Whenever there shall occur or be imminent extraordinary political, economic or social developments of any kind likely to jeopardize the normal functioning of the registered office or easy communication between such office and persons abroad, the registered office may be declared temporarily, and until the complete termination of such unusual conditions, transferred abroad; such temporary measures shall have no effect on the nationality of the Company, which, notwithstanding such temporary transfer of the registered office, shall remain a Luxembourg company. Such declaration of transfer of the registered office shall be made and brought to the knowledge of third parties by the Board of Directors or any person who has been delegated the day-to-day management of the Company.

Art. 4. Duration. The Company shall be established for an unlimited duration.

Title II. Share Capital

Art. 5. Share Capital.

5.1 The share capital of the Company is set at two billion four million seven hundred and forty three thousand four hundred and forty two United States Dollars (USD 2,004,743,442) represented by two billion four million seven hundred and forty three thousand four hundred and forty two (2,004,743,442) shares with a par value of one dollar of the United States of America (USD 1) per share.

5.2. (i) The Company’s authorized share capital shall be three billion five hundred million US dollars (USD 3,500,000,000), including the issued share capital, represented by three billion five hundred million (3,500,000,000) shares with a par value of one US dollar (USD 1) per share. The Company’s authorized share capital (and any authorization granted to the Board of Directors in relation thereto) shall be valid from 6 May 2015 until the fifth anniversary of the date of publication of the deed of the extraordinary General Shareholders’ Meeting held on 6 May 2015 in the Mémorial.

(ii) The Board of Directors, or any delegate(s) duly appointed by the Board of Directors, may from time to time, for a period starting on the Extraordinary General Meeting of Shareholders held on 6 May 2015 and ending on the fifth anniversary of the date of the publication in the Mémorial of the deed recording the minutes of such meeting, issue shares within the limits of the authorized share capital against contributions in cash, contributions in kind or by way of incorporation of available reserves at such times and on such terms and conditions, including the issue price, as the Board of Directors or its delegate(s) may in its or their discretion resolve.

The General Shareholders’ Meeting has authorised the Board of Directors, for a period starting on the date of the Extraordinary General Meeting of Shareholders held on 6 May 2015 and ending on the fifth anniversary of the date of the publication in the Mémorial of the deed recording the minutes of such meeting, to waive, suppress or limit any pre-emptive subscription rights of shareholders provided for by law to the extent it deems such waiver, suppression or limitation advisable for any issue or issues of shares within the authorized share capital, and has waived any pre-emptive subscription rights provided for by law and related procedures;

(iii) For as long as (but only for as long as) the shares of the Company are listed on a regulated market, any issuance of shares for cash within the limits of the authorized share capital shall be subject by provision of these articles of association to the pre-emptive subscription rights of the then existing shareholders, except in the following cases (in which cases no pre-emptive rights shall apply):

(a) any issuance of shares for, within, in conjunction with or related to, an initial public offering of the shares of the Company on one or more regulated markets (in one or more instances); and

(b) any issuance of shares against a contribution other than in cash; and

(c) any issuance of shares upon conversion of convertible bonds or other instruments convertible into shares of the Company; provided, however, that the pre-emptive subscription rights of the then existing shareholders shall apply by provision of the Company’s articles of association in connection with any issuance of convertible bonds or other instruments convertible into shares of the Company for cash; and

(d) any issuance of shares (including by way of free shares or at discount), up to an amount of 1.5% of the issued share capital of the Company, to directors, officers, agents, employees of the Company, its direct or indirect subsidiaries, or its Affiliates (collectively, the “Beneficiaries”), including without limitation the direct issue of shares or upon the exercise of options, rights convertible into shares, or similar instruments convertible or exchangeable into shares issued for the purpose of compensation or incentive of the Beneficiaries or in relation thereto (which the Board of Directors shall be authorized to issue upon such terms and conditions as it deems fit).

5.3. Any issue of shares within the authorized share capital must be recorded by notarial deed and this Article 5 must be amended accordingly.

5.4. The Company’s issued and authorized share capital may be each increased or reduced by decision of the General Shareholders’ Meeting, whose resolutions must be taken in the manner and with the majorities required for the amendment of these Articles of Association;

5.5. The Company may repurchase its own shares in the cases and subject to the conditions set by the law of 10th August 1915, as amended.

Art. 6. Shares.

The shares shall be in registered form only. The Board of Directors may issue registered share certificates.

Shares shall be issued with serial numbers; provided, however, that shares may be entered without serial numbers into fungible securities accounts with financial institutions or other professional depositaries. Shares held in deposit or on an account with such financial institution or professional depositary shall be recorded in an account opened in the name of the depositor and may be transferred from one account to another, whether such account is held by the same or a different financial institution or depositary. The depositor whose shares are held through such fungible securities accounts shall have the same rights and obligations as if his shares were recorded in the share register of the Company.

Those shares that are registered in the share register and which are not held through fungible securities accounts, shall be transferred by a written declaration of transfer signed by the transferor and the transferee or by their attorneys. Such declaration of transfer shall be registered in the share register. The Board of Directors may accept and enter in the register a transfer on the basis of any appropriate document(s) recording the transfer between the transferor and the transferee.

Each share entitles the holder thereof to cast one vote at any General Shareholders’ Meeting. For the exercise of rights against it as well as for the exercise of rights to vote at General Shareholders’ Meetings and all rights conferred upon the shareholders, the Company shall recognize only one single owner per share. If there are several owners of a share, the Company shall be entitled to suspend the exercise of the rights attached thereto until one person is appointed as sole owner of such share with regard to the Company or until a single representative of the owners representing them towards the Company has been appointed.

The rights and obligations attached to any share shall pass to any transferee thereof.

All communications and notices to be given to a registered shareholder shall be deemed validly made to the latest address communicated by the shareholder to the Company.

Title III – Management, Supervision

Art. 7. Board of Directors.

The Company shall be managed by a Board of Directors consisting of a minimum of three (3) members and a maximum of fifteen (15) members appointed by the General Shareholders’ Meeting; provided, however, that in case the shares of the Company are listed on a regulated market, the minimum number of directors shall be five (5). The terms of their office may not exceed one (1) year, and they may be reappointed and dismissed at any time, with or without cause.

In the case of a vacancy occurring in the Board of Directors, the remaining directors shall have the right to temporarily fill such vacancy by the affirmative vote of a majority of the remaining directors. The term of a temporary director elected to fill a vacancy shall expire at the end of the term of office of the replaced director, provided, however, that the next Shareholders’ Meeting shall be called upon to proceed with the definitive election of any temporary member of the Board of Directors so elected.

Art. 8. Procedure.

The Board of Directors shall elect a chairperson from among its members and, if considered appropriate, one or several vice-chairpersons. The Board of Directors shall determine their periods of office, which may not exceed those of their appointments as directors.

The Board of Directors shall meet as often as required by the interests of the Company, and at least four (4) times per year, upon notice by the chairperson or by two (2) directors, either at the registered office or at any other place indicated in the notice. These meetings will be presided over by the chairperson or, if the latter is prevented from attending, by the (any) vice-chairperson or any director chosen among his colleagues to preside over the meeting.

The Board of Directors may validly deliberate and act only if a majority of its members in office are present in person or by proxy.

Board of Directors’ meetings may be validly held at any time by means of telephonic conference call, videoconference or any other means allowing for the participation, interaction and intercommunication of the attending directors.

Any director may give a proxy in writing, telegram, facsimile or e-mail to one of his or her colleagues on the Board of Directors to represent him or her at the Board of Directors’ meetings and to vote in his or her place and stead.

All decisions shall be taken by a majority of votes present or represented; in case of a tie the chairperson has a casting vote.

Written decisions, which may be taken in all circumstances, signed by all the directors are proper and valid as though they had been taken at a duly convened and held Board of Directors’ meeting. Such a decision can be documented by several separate instruments having the same tenor, each signed by one or more directors.

The Board of Directors may appoint a secretary and one or more assistant secretaries and determine their responsibilities, powers and authorities. The secretary and assistant secretaries need not be members of the Board of Directors.

Art. 9. Minutes of the Board of Directors.

The proceedings of the Board of Directors shall be set forth in minutes signed by the chairperson of the meeting and the secretary, or by the majority of persons present at the meeting.

Copies of these minutes, or excerpts thereof, as well as any other document of the Company, shall be certified by two (2) directors or by any of the secretary or any assistant secretary to the Board of Directors.

Art. 10. Powers; Binding Signature.

10.1. (i) The Board of Directors is vested with the broadest powers to act on behalf of the Company and accomplish or authorize all acts and transactions of management and disposal which are within its corporate purpose and which are not specifically reserved to the General Shareholders’ Meeting.

(ii) The Board of Directors is vested with the power to interpret and apply the present Articles of Association and to issue guidelines and rules for that purpose.

(iii) Within the limits of applicable law and subject to clause 10.1(iv) hereafter, the Board of Directors may:

(a) delegate to one or more persons, whether or not members of the Board of Directors, the Company’s day-to-day management and the authority to represent the Company; provided, however, that the delegation of the Company’s day-to-day management and representation authority to a member of the Board of Directors shall be subject to the prior authorization by the General Shareholders’ Meeting.

(b) delegate to one or more persons, whether or not members of the Board of Directors, the powers necessary to carry out its decisions.

(c) confer to one or more persons, whether or not members of the Board of Directors, the powers deemed to be appropriate for the general technical, administrative and commercial management of the Company;

(d) constitute and determine the responsibilities, powers and authority of any committee of the Board of Directors (including without limitation an Audit Committee), the members of which may be selected either from among the Directors or outside thereof.

The Board of Directors may authorize all substitutions in the responsibilities, powers and authorities it may confer or has conferred.

(iv) In case (and for as long as) the shares of the Company are listed on one or more regulated markets, the approval of Material Transactions with Related Parties may not be delegated by the Board of Directors and the favorable opinion of, or a declaration of non-objection by, the Audit Committee on such Material Transactions shall be required for their approval by the Board of Directors; provided, however, that the implementation of any Material Transaction with a Related Party so approved may be delegated in accordance with clause 10.1(iii) above.

10.2. Binding Signature: The Company will be bound by the joint signature of any two directors or the sole signature of any persons to whom such signatory power shall be delegated by the Board of Directors, but within the limits of such power.

Art. 11: Audit Committee.

In case the shares of the Company are listed on one or more regulated markets, the Board of Directors shall constitute and determine the responsibilities, powers and authority of an Audit Committee composed of at least three members selected from among the Directors, of which at least two shall qualify as Independent Directors. The members of the Audit Committee will not be eligible to participate in any incentive compensation plan for employees of the Company or any of its subsidiaries. The Board of Directors shall appoint one of the members of the Audit Committee as the chairperson of the Audit Committee.

The Audit Committee shall (a) assist the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, including periodically reporting to the Board of Directors on its activity and the adequacy of the Company’s systems of internal controls over financial reporting; (b) make recommendations for the appointment, compensation, retention and oversight of, and consider the independence of, the Company’s external auditors; (c) review Material Transactions between the Company or its subsidiaries with Related Parties (other than transactions that were reviewed and approved by the independent members of the board of directors or other governing body of any subsidiary of the Company or through any other procedures as the Board of Directors may deem substantially equivalent to the foregoing) to determine whether their terms are consistent with market conditions or are otherwise fair to the Company and its subsidiaries; and (d) perform such other duties imposed to it by the applicable laws and regulations of the regulated market or markets on which the shares of the Company are listed, as well as any other duties entrusted to it by the Board of Directors.

The Board of Directors shall allocate to the Audit Committee the necessary resources and authority to fulfil its functions.

Art. 12. Directors’ Compensation.

The compensation of the Board of Directors will be decided by the General Shareholders’ Meeting.

The Company shall, to the full extent permitted by Luxembourg law, indemnify any director or officer, as well as any former director or officer, against all costs, charges and expenses, reasonably incurred by him in connection with the defense or settlement of any civil, criminal or administrative action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company, if (a) he acted honestly and in good faith, and (b) in the case of criminal or administrative proceedings, he had reasonable grounds to believe that his conduct was lawful. Notwithstanding the foregoing, the current or former director or officer will not be entitled to indemnification in case of an action, suit or proceeding brought against him or her by the Company or in case he or she shall be finally adjudged in an action, suit or proceeding to be liable for gross negligence, willful misconduct, fraud, dishonesty or any other criminal offence. Furthermore, in case of settlement, the current or former director or officer will only be entitled to indemnification hereunder, if he or she settles such action, suit or proceeding in good faith and with the prior written approval of the Company (which shall not be unreasonably withheld). Notice of the intention of settlement of such action, suit or proceeding shall be given to the Company at least ten (10) business days prior to such proposed settlement.

Art. 13. Independent Auditors.

The Company’s annual accounts shall be audited by one or more independent auditors, appointed by the General Shareholders’ Meeting at the Board of Directors’ recommendation or, if the shares of the Company are listed on a regulated market, at the Audit Committee’s recommendation, among the members of the Institute of Independent Auditors (Institut des réviseurs d’entreprises). The General Shareholders’ Meeting shall determine the number of independent auditors and the term of their office, which shall not exceed one (1) year. They may be reappointed and dismissed at any time by the General Shareholders’ Meeting at the Board of Directors’ recommendation or, if the shares of the Company are listed on a regulated market, at the Audit Committee’s recommendation.

As a result of the preceding and by application of article 69 of the Law of 19 December 2002 on Commercial Register and Accountancy, the office of the statutory auditor (commissaire) is eliminated.

Title IV. - General Shareholders’ Meetings

Art. 14. Powers.

The General Shareholders’ Meeting, duly constituted, represents all of the shareholders and has the broadest powers to carry out or ratify acts of concern to the Company.

Art. 15. Date and Place.

The annual General Shareholders’ Meeting shall meet each year ipso jure in the city of Luxembourg at the place indicated in the notices of meeting on the first Wednesday of May at 2:30 p.m. (Luxembourg time). If such day falls on a legal or banking holiday in Luxembourg, the General Shareholders’ Meeting shall be held on the first business day thereafter.

The General Shareholders’ Meetings, including the annual General Shareholders’ Meeting, may be held in a foreign country whenever there occur circumstances of force majeure as determined by the Board of Directors in its discretion. In such event, the terms and conditions necessary to provide proper deliberations and publications will continue to be those provided for by the laws of Luxembourg.

Art. 16. Notices of Meeting.

The Board of Directors shall convene all General Shareholders’ Meetings.

The notices for any ordinary or extraordinary General Shareholders’ Meeting shall state the agenda, the hour and the place of the meeting and shall be made by notices published twice (2) at least at eight (8) days interval and the second notice not later than eight (8) days before the day of the meeting in the Mémorial C, Recueil des Sociétés et Associations (Luxembourg Official Gazette) and in a leading newspaper having general circulation in Luxembourg; provided, however, that in case the shares of the Company are listed on a regulated market, the notices shall, in addition, be made in accordance with the publicity requirements of such regulated market.

The Company need not sent any notices by registered or ordinary mail to its shareholders.

Notwithstanding the foregoing, no notice shall be required if all of the issued shares are represented at a General Shareholders’ Meeting and state that they have been informed of the agenda of the meeting.

Art. 17. Admission.

In case the shares of the Company are not listed in a regulated market, all shareholders recorded in the share register on the meeting date are entitled to be admitted in the General Shareholders’ Meeting; provided, however, that in case the shares of the Company are listed on a regulated market, any shareholder who holds one or more share(s) of the Company on the fifth (5th) calendar day preceding the General Shareholders’ Meeting (the “Record Date”) shall be admitted to the General Shareholders’ Meetings. Those shareholders who have sold their shares between the Record Date and the date of the General Shareholders’ Meeting, must not attend or be represented at such meeting. In case of breach of such prohibition, criminal sanctions may apply.

In case of shares held through fungible securities accounts, as described in Article 6 of these Articles of Association, each shareholder may exercise all rights attached to his share(s) and in particular may participate in and vote at the Shareholders’ Meeting of the Company, upon presentation of a certificate issued by the financial institution or professional depositary holding the shares, evidencing such deposit and certifying the number of shares recorded in the relevant account on the Record Date. Such certificate must be filed at least five (5) days before the meeting with the Company at its registered address or at the address stated in the convening notice or, in case the shares of the Company are listed on a regulated market, with an agent of the Company located in the country of the listing and designated in the convening notice. In the event that the shareholder votes by proxy, it shall file the required certificate and a completed proxy form within the same period of time at the registered office of the Company or with any local agent of the Company, duly authorized to receive such proxies.

The Board of Directors and the Shareholders’ Meeting may, if they deem so advisable, reduce these periods of time for all shareholders and admit all shareholders (or their proxies) who have filed the appropriate documents to the General Shareholders’ Meeting, irrespective of these time limits.

Any shareholder may be represented at a General Shareholders’ Meeting by appointing as his or her proxy another person, who need not be a shareholder.

Art. 18. Procedure.

General Shareholders’ Meetings will be presided over by the chairperson pro tempore appointed by the General Shareholders’ Meeting. The General Shareholders’ Meeting will appoint a scrutineer who shall keep the attendance list.

The bureau of the General Shareholders’ Meeting so constituted shall designate the secretary.

Irrespective of the agenda, the Board of Directors may adjourn any ordinary or extraordinary General Shareholders’ Meeting in accordance with the formalities and time limits stipulated for by law.

Art. 19. Vote and Minutes.

No attendance quorum is required at ordinary General Shareholders’ Meetings and the resolutions at such meetings will be passed by a simple majority vote of the shares present or represented and voted.

Extraordinary General Shareholders’ Meetings may only validly deliberate when at least half of the share capital is present or represented (subject to the provisions hereafter) and may only validly adopt resolutions with a two-thirds majority of votes of the shares present or represented. Resolutions on the following matters may only be adopted at extraordinary General Shareholders’ Meetings: (a) amendment to these Articles of Association; (b) dissolution and liquidation of the Company; (c) setting of the authorized share capital and granting of authorization to the Board of Directors to increase the Company’s share capital within the limits of the authorization; (d) decrease of the Company’s share capital; and (e) sale of all or substantially all of the Company’s assets.

The following matters shall require a unanimous resolution of all the shareholders of the Company: (a) change of the nationality of the Company; and (b) increase of shareholders’ commitments.

If the required quorum is not met at an extraordinary General Shareholders’ Meeting, a second meeting may be convened by means of notices published twice, at fifteen (15) days interval and the second notice not later than fifteen (15) days before the meeting day of in the Mémorial, Recueil des Sociétés et Associations and two newspapers in Luxembourg; provided, however, that in case the shares of the Company are listed on a regulated market, the notices shall in addition be made in accordance with the publicity requirements of such regulated market. The second meeting shall validly deliberate regardless of the quorum present or represented. Resolutions, in order to be adopted, must be approved by a majority of at least two-thirds of the votes of the shares present or represented.

The members of the bureau of the General Shareholders’ Meeting shall sign minutes thereof. The Secretary or any two (2) directors shall sign copies or excerpts of the minutes to be produced in court or elsewhere.

Title V. – Fiscal Year, Distribution of Profits

Art. 20. Fiscal Year.

The fiscal year will run from the first (1st) of January of each year until the thirty-first (31st) of December of the same year.

Each year the Company’s management will cause an inventory to be drawn up with current and fixed assets, together with all debts and liabilities of the Company, accompanied by an annex containing a summary of all corporate commitments and all debts of the directors towards the Company.

The management will prepare the balance sheet, the profit and loss statement, and the notes to the accounts, and remit those documents to the auditors within the time limits prescribed by law.

During the fifteen- (15-) day period prior to the General Shareholders’ Meeting, the shareholders may inspect the annual accounts and the auditor(s)’ report at the Company’s registered office.

Art. 21. Distribution of profits.

The surplus after deduction of charges and amortizations represents the Company’s net profit. Out of each fiscal year’s net profits, 5% (five per cent) shall be deducted and placed into a legal reserve account, until such reserve shall have reached an amount equal to 10% (ten per cent) of the Company’s issued share capital. After such deduction is made (to the extent compulsory) the net profits shall be at the disposal of the General Shareholders’ Meeting for free allocation.

The Board of Directors may declare interim dividends in accordance with applicable law.

Dividends declared by the General Shareholders’ Meeting, as well as dividend installments for the current fiscal year declared by the Board of Directors in accordance with applicable law, shall be paid at the time and location determined by the Board of Directors.

The payment of the dividends to a depositary having as principal activity the operation of a settlement system in relation to transactions on securities, dividends, interest, matured capital or other matured monies of securities or of other financial instruments being handled through the system of such depositary, discharges the Company. Such depositary shall distribute these funds to his depositors according to the amount of securities or other financial instruments recorded in their name.

Available reserves and share premium may be distributed either by way of dividends or interim dividends.

Title VI - Appraisal rights

Art. 22. Appraisal rights.

22.1 In case the shares of the Company are listed on one or more regulated markets, dissenting or absent shareholders shall have, subject to applicable laws and regulations, the right to have their shares repurchased by the Company at (a) the average market value of the shares over the ninety (90) calendar days preceding the General Shareholders’ Meeting, or (b) in the event that the shares of the Company are not traded in any regulated market, the amount that results from applying the proportion of the Company’s equity that the shares being sold represent over of the Company’s net worth as determined in the last consolidated financial statements of the Company approved by the General Shareholders’ Meeting or in the last interim consolidated financial statements of the Company approved by the Board of Directors, whichever is more recent, whenever the General Shareholders’ Meeting approves any of the following: (i) the delisting of the Company’s shares from all regulated markets where the Company’s shares are listed at that time, excluding a delisting made pursuant to an offer made by a business entity subject to common Control with the

Company to all of the shareholders of the Company, whereby such business entity offers to issue, in exchange for the shares of the Company, shares to be listed on the same regulated market/s on which the shares of the Company are listed; (ii) a merger in which the Company is not the surviving entity (unless the shares or other equity securities of such entity are listed in the New York or London stock exchanges); (iii) a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company; (iv) an amendment to these Articles of Association that has the effect of materially changing the Company’s corporate purpose; (v) the relocation of the Company’s domicile outside of the Grand Duchy of Luxembourg; or (vi) amendments to these Articles of Association that restrict the rights of the shareholders (except that this does not include any amendments in relation with, or to, the authorized share capital and/or the waiver or suppression of any preferential subscription rights relating thereto). Dissenting or absent shareholders must present their claim within one (1) month following the date of such General Shareholders’ Meeting and supply the Company with evidence of their shareholding at the date of the General Shareholders’ Meeting. Shareholders who voted in favor of the relevant resolution are not entitled to the right provided in this Article. The Company must (to the extent permitted by applicable laws and regulations and in compliance therewith) repurchase its shares within six (6) months following the date of the General Shareholders’ Meeting.

22.2 In case the General Shareholders’ Meeting approves the delisting from one or more, but not all, of the regulated markets where the Company’s shares are listed, only dissenting or absent shareholders with shares held through participants in the local clearing system for that market or markets may exercise the appraisal rights contemplated in this Article 22 if (i) they held the shares as of the date of the Company’s announcement of its intention to de-list or as of the date of publication of the first convening notice for the General Shareholders’ Meeting that approved the de-listing, (ii) they present their claim within one month following the date of such General Shareholders’ Meeting and supply evidence of their shareholding as of the date of the Company’s announcement or the publication of the first convening notice to the meeting; and (iii) the delisting is not being made pursuant to an offer made by a business entity subject to common Control with the Company to all of the shareholders of the Company, whereby such business entity offers to issue, in exchange for the Company’s shares, shares to be listed on the same regulated market/s on which such dissenting or absent shareholders hold their shares through participants in the local clearing system for that market or markets.

22.3 Article 49-3(1)(d) of the Luxembourg law governing commercial companies shall apply in case the shareholders exercise their appraisal right.

Title VII. – Dissolution, Liquidation

Art. 23. Dissolution.

The Board of Directors may, at any time, propose to the extraordinary General Shareholders’ Meeting the dissolution of the Company.

Art. 24. Liquidation.

Upon the dissolution of the Company, the liquidation shall be carried out by one or more liquidators, natural persons or legal entities, appointed by the General Shareholders’ Meeting, which shall determine their powers and their remuneration In the absence of appointment of liquidators, the Board of Directors then in office will be endowed with the powers provided by articles 144 et seq. of the Luxembourg Company law of 10th August, 1915, as amended.

Once all debts, charges and liquidation expenses have been satisfied, any balance resulting shall be paid to the Company’s shareholders.

Title VIII. – General Previsions

Art. 25. Defined Terms.

In these Articles of Association:

A) the term “Independent Director” shall mean a director who:

(i) is not employed, and has not been employed within the five years immediately prior to the ordinary General Shareholders Meeting at which the candidates to the Board of Directors will be voted upon, by the Company or any of its subsidiaries in an executive capacity;

(ii) does not receive consulting, advisory or other compensatory fees from the Company or any of its subsidiaries (other than fees received as member of the Board of Directors or any committee thereof and fees received as member of the board of directors or other governing body, or any committee thereof, of any of the Company’s subsidiaries);

(iii) does not Control the Company;

(iv) has not (and does not Control a business entity that has) a material business relationship with the Company, any of its subsidiaries, or the person that directly or indirectly Controls the Company, if such material business relationship would be reasonably expected to adversely affect the director’s ability to properly discharge its duties;

(v) does not Control, and is not, and has not been within the five-year period immediately prior to the ordinary shareholders’ meeting at which the candidates to the Board of Directors will be voted upon, employed by, a (present or former) internal or external auditor of the Company, any of its subsidiaries or the person that directly or indirectly Controls the Company; and

(vi) is not a spouse, parent, sibling or relative up to the third degree of, and does not share a home with, any person above described from (i) to (iv).

B) the term “Affiliate” shall mean, in relation to a person or entity, a person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such person or entity. The term “Affiliated with” has a meaning correlative to the foregoing.

C) the term “Control” shall mean, in relation to a person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities, by contract or otherwise.

D) the term “Material Transaction” shall mean (i) any transaction (x) with an individual value equal to or greater than ten million United States Dollars (USD 10,000,000); (y) with an individual value lower than ten million United States Dollars (USD 10,000,000), when the aggregate sum of any series of transactions of such lower value reflected in the financial statements of the four fiscal quarters of the Company preceding the date of determination (excluding any transactions that were reviewed and approved by any of the Audit Committee, the Board of Directors or the independent members of the board of directors or other governing body of any subsidiary of the Company, or through any other procedures as the Board of Directors may deem substantially equivalent to the foregoing), exceeds 1.5% of the Company’s consolidated net sales made in the fiscal year preceding the year on which the determination is made; or (ii) any corporate reorganization transaction (including a merger, a spin-off or a bulk transfer of a business) involving the Company or any of its subsidiaries for the benefit of, or involving, a Related Party.

E) the term “Related Party” shall mean, in relation to the Company or its direct or indirect subsidiaries, any of the following persons: (i) a member of the Board of Directors or of the board of directors or other governing body of any of the Company’s subsidiaries; (ii) any member of the board of directors or other governing body of an entity that Controls the Company; (iii) any Affiliate of the Company (other than the Company’s subsidiaries); (iv) any entity Controlled by any member of the Board of Directors, or of the board of directors or other governing body of any subsidiary of the Company; and (v) any spouses, parents, siblings or relatives up to the third degree of, and any persons that share a home with, any person referred to in (i) or (ii).

F) the term “USD” shall mean the legal currency of the United States of America.

Art. 26. Applicable law.

All matters not governed by these Articles of Association shall be governed by the laws and regulations of the Grand Duchy of Luxembourg.

SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE :

Titre I. Dénomination et forme juridique, objet social, siège social, durée

Art. 1er. Dénomination et Structure légale.

TERNIUM S.A. est une société anonyme régie par les présents Statuts et par les lois et règlementations en vigueur au Grand-Duché de Luxembourg.

Art. 2. Objet social.

L’objet de la Société est toute activité directement ou indirectement liée à la prise de participations, sous quelque forme que ce soit, dans des sociétés luxembourgeoises ou étrangères ou dans d’autres entités commerciales, l’administration, la gestion, le contrôle et le développement de celles-ci.

La Société peut utiliser ses ressources pour acquérir, organiser, gérer, valoriser et liquider toute ou partie d’un portefeuille comprenant toutes sortes de titres, de brevets et de licences y relatives, pour participer à l’établissement, au développement et au contrôle de toutes entités commerciales, pour acquérir par voie de contribution de capital, de souscription, de participation, d’option, d’achat ou de toute autre manière, toutes sortes de titres, de brevets et de licences y relatives, ainsi que pour vendre, céder, échanger ou d’une autre manière, pour valoriser de tels titres, brevets et droits par l’intermédiaire de toute personne et sous quelque forme que ce soit, et d’offrir aux sociétés dans lesquelles elle détient un intérêt direct ou indirect, toutes assistances de nature financière ou autres, telles que, mais sans être exhaustif, accorder des prêts, avances ou garanties.

La Société peut lever des fonds en vue de financer ses activités au travers d’emprunts, d’obligations, de titres obligataires, d’instruments de dette ou de tous autres instruments similaires ou de certificats d’actions libellés en n’importe quelle devise et elle peut mettre en gage tout ou partie de ses actifs pour garantir les fonds ainsi levés.

D’une manière générale, la Société peut exercer toutes activités autorisées qu’elle juge appropriées ou nécessaires à l’accomplissement de son objet social.

Art. 3. Siège social.

Le siège social est établi à Luxembourg-Ville, Grand-Duché de Luxembourg.

Le siège social peut être transféré à l’intérieur de la même localité par décision du Conseil d’Administration.

Le Conseil d’Administration peut ouvrir des succursales ou des bureaux à l’étranger.

Lorsque apparaissent ou sont imminents des développements politiques, économiques ou sociaux extraordinaires de quelque sorte que se soit et qui sont de nature à mettre en péril le fonctionnement normal du siège social ou la communication aisée entre un tel siège et le monde extérieur, le siège social peut être déclaré temporairement transféré à l’étranger jusqu’à la disparition complète de ces conditions extraordinaires, sans que soit altérée la nationalité de la Société qui, nonobstant un tel transfert temporaire du siège social, restera une société luxembourgeoise. Une telle déclaration de transfert du siège social sera faite et portée à la connaissance des parties tierces par le Conseil d’Administration ou par toute personne autorisée à engager la Société par des actes de gestion courante et quotidienne.

Art. 4. Durée.

La Société est constituée pour une durée illimitée.

Titre II.- Capital social

Art. 5. Capital social.

5.1. Le capital social de la Société est fixé à deux milliards quatre millions sept cent quarante trois mille quatre cent quarante deux dollars des Etats-Unis d’Amérique (USD 2.004.743.442) représenté par deux milliards quatre millions sept cent quarante trois mille quatre cent quarante deux (2.004.743.442) actions d’une valeur nominale d’un dollar des Etats-Unis d’Amérique (USD 1) par action.

5.2. (i) Le capital autorisé de la Société est fixé à trois milliards cinq cent millions US dollars (USD 3.500.000.000,-), comprenant le capital social émis, représenté par trois milliards cinq cent millions (3.500.000.000) d’actions d’une valeur nominale d’un US dollar (USD 1,-) par action. Le capital social autorisé de la Société (et toute autorisation y relative donnée au Conseil d’Administration) est valable à partir du et jusqu’au cinquième anniversaire du jour de la publication au Mémorial de l’acte de l’Assemblée Générale extraordinaire qui s’est tenue le 6 mai 2015.

(ii) Le Conseil d’Administration ou tout(s) délégué(s) dûment nommé(s) par le Conseil d’Administration, peut, de temps à autre, émettre des actions dans les limites du capital social autorisé contre paiement en espèces, en nature ou par incorporation des réserves alors disponibles et conformément aux termes et conditions, y compris le prix d’émission, décidés par le Conseil d’Administration ou son/ses délégué(s) en toute discrétion.

L’Assemblée Générale des Actionnaires a autorisé le Conseil d’Administration pour une période commençant le jour de l’Assemblée générale Extraordinaire des Actionnaires qui s’est tenue le 6 mai 2015 et se terminant le jour du cinquième anniversaire de la publication au Mémorial de l’acte enregistrant le procès-verbal de cette assemblée à renoncer, supprimer ou limiter tout droit de souscription préférentielle des actionnaires tel que prévu par la loi dans la mesure où il estime cette renonciation, suppression ou limitation souhaitable dans le cadre de toute(s) émission(s) d’actions dans les limites du capital social autorisé; renonciation de tous droits de souscription préférentiels prévus par la loi et procédures y relatives;

(iii) Pour aussi longtemps que (et uniquement aussi longtemps que) les actions de la Société sont cotées sur un marché réglementé, toute émission d’actions contre paiement en espèces dans les limites du capital social autorisé fera l’objet conformément aux présents statuts de droits de souscription préférentielle au profit des actionnaires existants, sauf dans les cas suivants (auquel cas aucun droit de souscription préférentielle ne trouvera à s’appliquer):

a) toute émission d’actions pour, dans, en rapport avec ou relative à, une offre publique initiale des actions de la Société sur un ou plusieurs marchés réglementés (en une ou plusieurs fois); et

b) toute émission d’actions contre paiement autre qu’en espèces; et

c) toute émission d’actions, faisant suite à la conversion d’obligations convertibles ou de tout autre instrument convertible en actions de la Société, à condition, cependant, que les droits de souscription préférentielle des actionnaires existants prévus par les présents statuts s’appliquent en relation avec toute émission d’obligations convertibles ou autre instrument convertible en actions de la Société contre paiement en espèces; et

d) toute émission d’actions (y compris par voie d’action gratuite ou à prix réduit), jusqu’à un montant d’1,5% du capital social émis de la Société, au profit des administrateurs, dirigeants, agents ou employés de la Société, de ses filiales directes ou indirectes, ou ses Affiliés (les “Bénéficiaires”), y compris mais sans être exhaustif l’émission directe d’actions ou suite à l’exercice d’option, de droits convertibles en actions, ou instruments similaires convertibles ou échangeable en actions émises dans le but de compenser ou de récompenser les Bénéficiaires ou y relatives (actions que le Conseil d’Administration est autorisé à émettre suivant les termes et conditions qu’il estime approprié).

5.3. Toute émission d’actions dans les limites du capital autorisé doit faire l’objet d’un constat par acte notarié et le présent article 5 doit être modifié en conséquence.

5.4. Le capital émis et autorisé de la Société peut être augmenté ou réduit par décision de l’Assemblée Générale des Actionnaires, dont la résolution doit être prise de la manière et avec les conditions de majorité requise pour toute modification des présents statuts.

5.5. La Société peut procéder au rachat de ses propres actions dans les cas et suivant les conditions fixés par la loi du 10 août 1915 telle que modifiée.

Art. 6. Actions.

Les actions seront sous formes nominatives, uniquement. Le Conseil d’Administration peut émettre des certificats d’actions nominatives.

Les actions sont émises avec matricules, à condition, toutefois, que les actions puissent être enregistrées sans matricules dans des comptes de titres fongibles ouverts auprès d’institutions financières ou d’autres dépositaires professionnels. Les actions détenues en dépôt ou sur un compte auprès d’une telle institution financière ou d’un tel dépositaire professionnel seront inscrites sur un compte ouvert au nom du déposant et peuvent être transférées d’un compte à un autre, que ce compte soit détenu par une, la même ou une autre institution financière ou dépositaire professionnel. Le déposant dont les actions sont détenues sur de tels comptes de titres fongibles aura les mêmes droits et obligations que si ses actions étaient inscrites au registre d’actions nominatives de la Société.

Le transfert des actions nominatives, porté au registre d’actions nominatives et qui ne sont pas détenues sur des comptes de titres fongibles, sera réalisé par une déclaration écrite de transfert signée par le cédant et le cessionnaire ou par leurs mandants. Le Conseil d’Administration peut accepter et inscrire dans le registre un transfert sur base de tout document(s) approprié(s) constatant le transfert entre le cédant et le cessionnaire.

Toute action comporte pour son porteur un droit de vote lors de toute Assemblée Générale des Actionnaires. Pour l’exercice des droits à son encontre ainsi que pour l’exercice des droits de vote aux assemblées générales et de tous droits octroyés aux actionnaires, la Société ne reconnaîtra qu’un seul et unique propriétaire par action. S’il existe plusieurs propriétaires d’une action, la Société aura le droit de suspendre l’exercice de tous les droits y attachés jusqu’à ce qu’une personne ait été désignée comme étant propriétaire de cette action à l’égard de la Société ou jusqu’à ce qu’un seul représentant des propriétaires ait été nommé pour les représenter à l’égard de la Société.

Les droits et obligations attachés à toute action se transmettront à tout cessionnaire.

Toutes communications et notifications devant être faites aux actionnaires nominatifs seront considérées comme valablement faites à la dernière adresse communiquée par l’actionnaire à la Société.

Titre III.- Administration, Surveillance

Art. 7. Conseil d’Administration.

La Société sera gérée par un Conseil d’Administration comprenant un minimum de trois (3) et un maximum de quinze (15) membres nommés par l’Assemblée Générale des Actionnaires ; sous réserve qu’en cas de cotation des actions de la société sur un marché réglementé, le nombre minimum d’administrateurs sera de cinq (5). La durée de leur mandat ne pourra excéder un (1) an et ils peuvent être réélus ou révoqués à tout moment, avec ou sans motifs.

En cas de vacance d’un poste d’administrateur, les administrateurs restants auront le droit de pourvoir temporairement à une telle vacance par un vote en faveur de la majorité des administrateurs restants. La durée du mandat de l’administrateur ainsi nommé viendra à expiration à la fin du terme du mandat de l’administrateur ainsi remplacé à condition, toutefois, que la prochaine Assemblée Générale des Actionnaires soit appelée à procéder à la nomination définitive de tout membre du Conseil d’Administration temporairement élu.

Art. 8. Procédure.

Le Conseil d’Administration élira un président parmi ses membres et, s’il est jugé opportun, un ou plusieurs vice-présidents. Le Conseil d’administration déterminera le terme de leur mandat, ce dernier ne pouvant excéder la durée de leur nomination en tant qu’administrateur.

Le Conseil d’Administration se réunira aussi souvent que les intérêts de la Société l’exigent et au moins quatre (4) fois par an, sur convocation du président ou de deux (2) administrateurs, soit au siège social ou à tout autre endroit indiqué dans la convocation. Les réunions se tiennent sous la présidence du président ou, si ce dernier est empêché, sous la présidence du ou d’un des vice-président(s) ou d’un administrateur choisi parmi ses collègues pour assumer la présidence.

Le Conseil d’Administration ne peut délibérer et agir valablement que si une majorité de ses membres en fonction est présente en personne ou est représentée.

Les réunions du Conseil d’Administration peuvent être valablement tenues au moyen de conférences téléphoniques, vidéoconférences, ou tous autres moyens permettant une véritable participation, interaction et intercommunication des administrateurs qui y assistent.

Tout administrateur peut donner mandat par écrit, télégramme, télécopie ou e-mail à un ou une de ses collègues du Conseil d’Administration afin de se faire représenter aux réunions du conseil et de voter à sa place.

Toutes décisions seront prises à la majorité des voix des administrateurs présents ou représentés tel que prévu sous l’article 7 (excepté en le cas de vacances); en cas d’égalité de vote, le président a une voie prépondérante.

Les décisions circulaires écrites (qui peuvent être prises en toutes circonstances), signées par tous les administrateurs, ont la même valeur que si elles avaient été prises lors d’une réunion du Conseil d’Administration dûment convoquée et tenue. Une telle décision peut être documentée par plusieurs instruments séparés ayant la même teneur, chacun signé par un ou plusieurs administrateurs.

Le Conseil d’Administration peut nommer un secrétaire et un ou plusieurs secrétaires assistants et déterminer leurs responsabilités, pouvoirs et fonctions. Il n’est pas nécessaire que les secrétaires ou secrétaires assistants soient membres du Conseil d’Administration.

Art. 9. Procès-verbaux du Conseil d’Administration.

Les décisions du Conseil d’Administration seront consignées dans des procès-verbaux signés par le président de la réunion et le secrétaire, ou par la majorité des personnes présentes à la réunion.

Copies des extraits de ces procès-verbaux ainsi que tout autre document de la Société seront certifiées par deux (2) administrateurs ou par un secrétaire, ou un secrétaire assistant du Conseil d’Administration.

Art. 10. Pouvoirs, pouvoirs de signature.

10.1. (i) Le Conseil d’Administration est investi des pouvoirs les plus larges pour agir au nom de la Société et pour accomplir ou autoriser tous actes et toutes opérations d’administration et de disposition qui font partie de son objet social et qui ne sont pas spécifiquement réservés à l’Assemblée Générale des Actionnaires.

(ii) Le Conseil d’Administration est investi du pouvoir d’interpréter et de mettre en oeuvre les présents statuts et d’émettre des lignes directrices et des règles à cet effet.

(iii) Dans les limites de la loi applicable et conformément à l’article 10.1. (i) ci-dessus, le Conseil d’Administration peut:

(a) déléguer à une ou plusieurs personnes, qu’elles soient membres ou non du Conseil d’Administration, la gestion journalière de la Société et l’autorité de représenter la Société; à condition que la délégation de la gestion journalière de la Société et l’autorité de représenter la Société données à un membre du Conseil d’Administration fassent l’objet d’une autorisation préalable donnée par l’Assemblée Générale des Actionnaires;

(b) déléguer à une ou plusieurs personnes, qu’elles soient membre ou non du Conseil d’Administration, les pouvoirs nécessaires pour mettre en œuvre ses décisions ;

(c) accorder à une ou plusieurs personnes, qu’elles soient membres ou non du Conseil d’Administration, les pouvoirs considérés comme appropriés pour la gestion technique, administrative et commerciale de la Société;

(d) constituer tout comité (y compris et sans limitation un comité d’audit) et déterminer leurs responsabilités, pouvoirs et fonctions dont les membres peuvent être choisis parmi les administrateurs ou non.

Le conseil peut autoriser toutes substitutions dans les responsabilités, pouvoirs et fonctions qu’il peut accorder ou a accordé.

(iv) Dans le cas où (et aussi longtemps que) les actions sont cotées sur un ou plusieurs marchés réglementés, l’approbation des Transactions Importantes conclues avec des Parties Liées, ne pourra être déléguée par le Conseil d’Administration. L’approbation de ces Transactions Importantes est subordonnée, à un avis favorable ou à une déclaration de non contestation émanant du Comité d’Audit et portant sur ces Transactions Importantes étant entendu, que la mise en œuvre de toute Transaction Importante conclue avec une Partie Liée ainsi approuvée pourra être déléguée en accord avec la clause 10.1 (iii) ci-dessus.

10.2. Pouvoir de signature : La Société sera engagée par la signature conjointe de deux administrateurs ou par la seule signature de toute personne à qui le pouvoir de signature aura été délégué par le Conseil d’Administration, mais dans les limites de ces pouvoirs.

Art. 11. Comité d’Audit.

Dans le cas où les actions sont cotées sur un ou plusieurs marchés réglementés, le Conseil d’Administration constitue et détermine les responsabilités, pouvoirs et fonctions d’un Comité d’Audit composé de trois membres choisis parmi les Administrateurs, dont deux, au moins, seront des Administrateurs Indépendants. Les membres du Comité d’Audit n’auront pas le droit de participer à un système quelconque de primes d’encouragement prévu pour les employés de la Société ou d’une de ses filiales. Le Conseil d’Administration nommera un des membres du Comité d’Audit comme le président du Comité d’Audit.

Le Comité d’Audit (a) assiste le Conseil d’Administration dans l’exécution de ses responsabilités de surveillance liées à l’intégrité des documents comptables de la Société et fera rapport au Conseil d’Administration de ses activités et du caractère adéquat du système de contrôle interne en matière de reddition des comptes sociaux; (b) fait des recommandations pour la nomination, la rémunération, la rétention et la surveillance des réviseurs externes de la Société et considérera leur indépendance ; (c) examine les Transactions Importantes entre la Société ou ses filiales et des Parties Liées ( sauf les transactions déjà revues et approuvées par les membres indépendants du Conseil d’Administration ou d’un autre organe de gestion d’une filiale de la Société ou à travers toute autre procédure que le Conseil d’Administration estime être équivalente à celle décrite précédemment) afin d’évaluer si les conditions auxquelles elles sont conclues correspondent aux conditions du marché ou sont autrement équitables envers la Société et ses filiales; et (d) accomplit toute autre tâche prescrite par les lois et règlements applicables, du marché ou des marchés réglementés sur lesquels les actions de la Société sont cotées ainsi que les autres tâches que lui confiera le Conseil d’Administration.

Le Conseil d’Administration allouera au Comité d’Audit les ressources et l’autorité nécessaires à l’accomplissement de ses fonctions.

Art. 12. Rémunération des administrateurs.

La rémunération du Conseil d’Administration sera décidée par l’Assemblée Générale des Actionnaires.

La Société, dans les limites admises par la loi luxembourgeoise, remboursera tout administrateur ou dirigeant, ainsi que tout ancien administrateur ou dirigeant, de tous coûts, charges et dépenses raisonnablement supportés par lui et liés à la défense ou à une transaction relative à toute action, poursuite ou procédure de nature civile, pénale ou administrative à laquelle il peut être partie en raison du fait d’être ou d’avoir été un administrateur ou un dirigeant de la Société, si (a) il a agit de manière honnête et de bonne foi, et (b) en cas de procédure pénale ou administrative, il a eu de bonnes raisons de croire que sa conduite était conforme à la loi. Sans préjudice de ce qui précède, l’actuel ou l’ancien administrateur ou dirigeant n’aura pas droit à un dédommagement en cas d’action, poursuite ou procédure portée à son encontre par la Société ou au cas où il serait finalement jugé à l’occasion d’une action, poursuite ou procédure, comme étant responsable de négligence grave, de mauvaise gestion intentionnelle, fraude, malhonnêteté ou autre faute pénale. En outre, en cas de transaction, l’actuel ou l’ancien administrateur ou dirigeant ne pourra être en droit d’être remboursé en vertu du présent paragraphe que s’il a transigé ladite action, poursuite ou procédure de bonne foi et avec l’accord écrit préalable de la Société (qui ne devra pas être refusé de manière déraisonnable) et si une notification de l’intention de transiger ladite action, poursuite ou procédure est faite à la Société au moins dix (10) jours ouvrables avant une telle transaction proposée.

Art. 13. Réviseurs indépendants.

Les comptes annuels de la Société seront contrôlés par un ou plusieurs réviseurs d’entreprises, nommés par l’Assemblée Générale des Actionnaires parmi les membres de l’Institut des réviseurs d’entreprises. L’Assemblée Générale des Actionnaires déterminera le nombre de réviseurs indépendants et la durée de leur mandat, qui n’excédera pas un (1) an sur recommandation du Conseil d’Administration ou si les actions de la Société sont cotées sur un marché réglementé, sur recommandation du Comité d’Audit. Ils peuvent être réélus ou révoqués à tout moment sur recommandation du Conseil d’Administration ou si les actions de la Société sont cotées sur un marché réglementé, sur recommandation du Comité d’Audit.

En conséquence de ce qui précède et par application de l’article 69 de la Loi du 19 décembre 2002 relative au registre commercial et comptable, la fonction du commissaire est supprimée.

Titre IV.- Assemblées générales

Art. 14. Pouvoirs.

L’Assemblée Générale des Actionnaires, régulièrement constituée, représente tous les actionnaires. Elle a les pouvoirs les plus larges pour faire ou ratifier tous les actes concernant la Société.

Art. 15. Date et lieu.

L’Assemblée Générale annuelle des Actionnaires se réunit chaque année dans la ville de Luxembourg le premier mercredi du mois de mai à 14.30 heures (heure de Luxembourg) à l’endroit indiqué dans les avis de convocation. Si ce jour est un jour férié légal ou un jour de congé bancaire, l’Assemblée Générale des Actionnaires se tiendra le premier jour ouvrable qui suit.

Les Assemblées Générales des Actionnaires, y inclus l’Assemblée Générale annuelle des Actionnaires, peuvent être tenues dans un pays étranger lorsque surviennent des événements de force majeure tel que déterminés par le Conseil d’Administration de façon discrétionnaire. Dans un tel cas, les délais et les conditions nécessaires afin d’assurer la validité des délibérations et des publications continueront à être ceux prévus par les lois du Luxembourg.

Art. 16. Convocation à l’assemblée.

Le Conseil d’Administration convoque les Assemblées Générales des Actionnaires.

Les convocations à toute Assemblée Générale des Actionnaires ordinaire ou extraordinaire contiendront l’ordre du jour, l’heure et le lieu de la réunion et seront faites par des avis publiés au moins deux (2) fois à huit (8) jours d’intervalles et le deuxième avis pas plus tard que huit (8) jours avant le jour de l’assemblée, au Mémorial C, Recueil des Sociétés et Associations et dans un important journal ayant une diffusion globale au Luxembourg. Dans le cas où les actions sont cotées sur un marché réglementé, les convocations seront faites conformément aux règles de publicité imposées par ces marchés réglementés.

La Société n’a pas besoin d’envoyer des convocations par courrier recommandé ou ordinaire aux actionnaires.

Sans préjudice de ce qui précède aucune notice n’est requise si toutes les actions émises sont représentées à l’Assemblée Générale des Actionnaires et confirment avoir eu connaissance de l’ordre du jour de l’assemblée.

Art. 17. Admission.

Si les actions de la Société ne sont pas cotées sur un marché réglementé, tous les actionnaires inscrits sur le registre des actionnaires, à la date de l’assemblée, seront admis à l’Assemblée Générale des Actionnaires. Cependant, si les actions de la Société sont cotées sur un marché réglementé tout actionnaire qui détient une ou plusieurs actions de la Société au cinquième (5ième) jour du calendrier précédant l’Assemblée Générale des Actionnaires (la «Date d’Inscription») sera admis aux Assemblées Générales des Actionnaires. Les actionnaires qui ont cédé leurs actions entre la Date d’Inscription et la date de l’Assemblée Générale des Actionnaires, ne peuvent prendre part ou être représentés à une telle assemblée. En cas de violation d’une telle interdiction, des sanctions pénales peuvent s’appliquer.

En cas d’actions détenues au travers de comptes de titres fongibles, ainsi qu’il est décrit à l’Article 6 des présents Statuts, chaque actionnaire peut exercer tous les droits attachés à son ou ses actions et, en particulier, peut prendre part et voter à l’Assemblée Générale des Actionnaires de la Société, sur présentation d’un certificat émis par une institution financière ou un dépositaire professionnel détenant les actions, certifiant le dépôt, le nombre d’actions inscrites dans le compte en question à la Date d’Inscription. Un tel certificat doit être déposé au moins cinq (5) jours avant l’assemblée auprès de la Société à son adresse sociale ou à l’adresse prévue dans l’avis de convocation ou, au cas où les actions de la Société sont cotées sur un marché réglementé, auprès d’un agent de la Société situé dans le pays de la cotation et désigné dans l’avis de convocation. Dans le cas où l’actionnaire vote par procuration, ce dernier doit déposer sa procuration endéans le même délai au siège social de la Société ou auprès d’un agent de la Société, dûment autorisé à réceptionner de telles procurations.

Le Conseil d’Administration et l’Assemblée Générale des Actionnaires peuvent, si cela est jugé opportun, réduire de tels délais pour tous les actionnaires et admettre tous les actionnaires (ou leur mandataires) qui ont déposé les documents appropriés à l’Assemblée Générale des Actionnaires sans égard à ces délais.

Tout actionnaire peut être représenté lors d’une Assemblée Générale des Actionnaires en nommant un mandataire, actionnaire ou pas.

Art. 18. Procédure.

Chaque Assemblée Générale des Actionnaires sera présidée par un président pro tempore nommé par l’Assemblée Générale des Actionnaires. L’Assemblée Générale nommera un scrutateur qui tiendra la liste de présence.

Le bureau de l’Assemblée Générale des Actionnaires ainsi constitué désignera le secrétaire.

Sans égard à l’ordre du jour, le Conseil d’Administration peut ajourner toute Assemblée Générale des Actionnaires ordinaire ou extraordinaire conformément aux formalités et aux délais disposés par la loi.

Art. 19. Vote et procès-verbaux.

Aucun quorum de présence ne s’applique lors des Assemblées Générales des Actionnaires ordinaires et les résolutions des Assemblées Générales des Actionnaires ordinaires seront prises par un vote à la majorité simple des actions présentes ou représentées et votées.

Les Assemblées Générales des Actionnaires extraordinaires ne pourront valablement délibérer que lorsque la moitié du capital social est présente ou représentée (sujet cependant à ce qui suit) et peuvent uniquement approuver des résolutions à la majorité des deux tiers des votes des actions présents ou représentés.

Les résolutions sur les points suivants ne pourront être adoptées que par décision de l’Assemblée Générale extraordinaire des Actionnaires :

(a) modification des présents Statuts ;

(b) dissolution et liquidation de la Société ;

(c) détermination du capital autorisé de la Société et autorisation au Conseil d’Administration d’augmenter le capital social de la Société dans les limites de l’autorisation ;

(d) réduction du capital social de la Société ;

(e) vente de tous ou substantiellement tous les biens de la Société.

Une résolution prise à l’unanimité des actionnaires de la Société est requise pour les points suivants : (a) changement de nationalité de la Société ; et (b) augmentation des engagements des actionnaires.

Si le quorum de présence requis n’est pas atteint, une deuxième Assemblée peut être convoquée au moyen d’avis publiés deux fois, à quinze (15) jours d’intervalle et le deuxième avis au moins quinze (15) jours avant la date de l’Assemblée au Mémorial C, Recueil des Sociétés et Associations et dans deux journaux au Luxembourg et, dans le cas où les actions sont cotées sur un marché réglementé étranger, les convocations devront, en outre, être publiées en conformité avec les exigences de publicité de ce marché. La seconde assemblée délibérera valablement sans égard au quorum présent ou représenté. Les résolutions, afin d’être adoptées, doivent être approuvées par une majorité des deux tiers des votes des actions présents ou représentés.

Les membres du bureau de l’Assemblée Générale des Actionnaires signent les procès-verbaux de cette dernière. Le Secrétaire ou deux administrateurs signent les copies et les extraits des procès-verbaux qui seront produits en justice ou ailleurs.

Titre V.- Année sociale, Distribution de bénéfices

Art. 20. Année sociale.

L’année sociale commence le premier (1er) janvier de chaque année et se termine le trente et un (31) décembre de la même année.

Chaque année, la gérance de la Société fera dresser un inventaire contenant les actifs actuels et immobilisés ainsi que toutes les dettes et le passif de la Société, accompagné d’une annexe contenant un résumé de tous les engagements sociaux et de toutes les dettes des administrateurs envers la Société.

La gérance de la Société préparera le bilan, le compte de profits et pertes et les annexes aux comptes et remettront ces documents aux réviseurs endéans le délai prévu par la loi.

Au cours de la période de quinze (15) jours qui précède l’Assemblée Générale des Actionnaires, les actionnaires peuvent inspecter les comptes annuels et le rapport du ou des réviseurs au siège social de la Société.

Art. 21. Distribution des bénéfices.

Le reliquat après déduction des charges et des amortissements représente le profit net de la Société.

Il sera prélevé cinq pour cent (5%) sur les profits nets de l’année sociale qui seront placés sur un compte de réserve légale, jusqu’à ce que cette réserve atteigne un montant égal à dix pour cent (10%) du capital social émis de la Société. Les profits nets restant après cette déduction (dans la mesure où elle est obligatoire) sont à la disposition de l’Assemblée Générale des actionnaires pour une affectation.

Le Conseil d’Administration peut effectuer des versements d’acomptes sur dividendes en conformité avec la loi applicable.

Les dividendes déclarés par l’Assemblée Générale des Actionnaires, ainsi que les versements de dividendes pour l’année sociale en cours déclarés par le Conseil d’Administration en conformité avec la loi applicable, sont payés aux moments et aux lieux tels que déterminés par le Conseil d’Administration.

La Société est libérée par le paiement de dividendes fait à un dépositaire ayant comme principale activité la mise en oeuvre d’un système de compensation relatif à des opérations sur titres, dividendes, intérêts, capitaux échus ou autres montants échus de titres ou d’autres instruments financiers étant détenus au travers du système d’un tel dépositaire. Ce dépositaire distribuera ces fonds à ses déposants en fonction du montant des titres ou des autres instruments financiers inscrits en leur nom.

Les réserves disponibles et la prime d’émission peuvent être distribuées soit par voie de dividende soit par voie d’acomptes sur dividendes.

Titre VI.- Droits de sortie

Art. 22. Droits de sortie.

22.1. Au cas où les actions de la Société sont cotées sur un ou plusieurs marchés réglementés, les actionnaires absents ou qui s’y sont opposés auront le droit de se faire racheter leurs actions par la Société conformément aux lois et règlements applicables, (a) au prix moyen du marché des actions sur quatre-vingt-dix jours de calendrier (90) précédant l’Assemblée Générale des Actionnaires ou (b) dans l’hypothèse où les actions de la Société ne seraient pas cotées sur un marché réglementé au prix résultant du rapport entre la part dans le capital social représenté par les actions vendues et la valeur nette de la Société telle que déterminée dans les derniers comptes consolidés de la Société approuvés par l’Assemblée Générale des Actionnaires ou dans les comptes consolidés intérimaires de la Société approuvés par le Conseil d’Administration, suivant lesquels sont les plus récents, lorsque l’Assemblée Générale des actionnaires approuve l’un des points suivants: (i) la radiation de la cotation des actions de la Société de tous les marchés réglementés où les actions de la Société sont alors cotées à l’exclusion de la radiation faite suite à l’offre d’une entité commerciale soumise à un Contrôle commun avec la Société à tous les actionnaires de la Société, par laquelle cette entité commerciale offre d’émettre, en échange des actions de la Société, des actions qui seront cotées sur le(s) même(s) marché(s) réglementé(s) sur lesquels les actions de la Société sont cotées ; (ii) une fusion où la Société n’est pas l’entité survivante (sauf lorsque les actions ou tous autres instruments de cette entité sont cotés à la bourse de New York ou de Londres) ; (iii) la réalisation de la vente, location, échange ou tout autre acte de disposition de tous ou substantiellement tous les actifs de la Société ; (iv) la modification des présents Statuts ayant pour effet un changement important de l’objet social de la Société ;(v) la relocalisation du siège de la Société hors du Grand-Duché du Luxembourg ; (vi) la modification des statuts restreignant les droits des actionnaires (excepté que ceci n’inclut aucune modification en relation avec, ou au, capital autorisé et/ou la renonciation ou suppression de tout droit préférentiel de souscription y relatif). Les actionnaires qui s’y sont opposés ou qui étaient absents doivent présenter leur requête dans le mois (1) qui suit la date de l’Assemblée Générale des Actionnaires et fournir à la Société la preuve de leur détention des actions à la date de l’Assemblée Générale des Actionnaires. Les actionnaires qui ont voté en faveur de la résolution en question ne se verront pas attribués le droit énoncé au présent article. La Société doit racheter ses actions (dans la mesure permise par les lois et règlements et en conformité avec ceux-ci) endéans les six mois (6) qui suivent la date de l’Assemblée Générale des Actionnaires.

22.2. Dans le cas où l’Assemblée Générale des Actionnaires approuve la radiation de la cotation de un ou plusieurs, mais pas de tous, des marchés réglementés où les actions de la Société sont cotées, seuls les actionnaires qui s’y sont opposés ou qui étaient absents et détenant des actions par l’intermédiaire de participants au système de compensation local de ce marché peuvent exercer les droits de sortie prévus au présent article s’ils détenaient des actions à (i) la date de l’annonce publique par la Société de l’intention d’effectuer la radiation ou à la date de la publication de la première convocation à l’Assemblée Générale des Actionnaires qui a approuvé un telle radiation, (ii) s’ils ont présenté leur requête dans le mois (1 mois) qui suit la date de l’Assemblée Générale des Actionnaires et ont fourni à la Société la preuve de leur détention des actions à la date de l’annonce publique par la Société de l’intention d’effectuer la radiation ou à la date de la publication de la première convocation à l’Assemblée Générale des Actionnaires et (iii) si la radiation n’est pas faite suite à une offre, émanant d’une entité commerciale soumise à un Contrôle commun de la Société, à tous les actionnaires avec la Société, d’émettre, en échange des actions de la Société, des actions qui seront cotées sur les mêmes marchés réglementés que ceux sur lesquels les actionnaires absents ou qui se sont opposés détiennent des actions par l’intermédiaire de participants au système de compensation local de ce marché ou ces marchés.

22.3. L’article 49-3(1)(d) de la loi luxembourgeoise concernant les sociétés commerciales s’appliquera au cas où les actionnaires exercent leur droit de sortie.

Titre VII.- Dissolution, Liquidation

Art. 23. Dissolution.

Le Conseil d’Administration peut à tout moment proposer à l’Assemblée Générale extraordinaire des Actionnaires la dissolution de la Société.

Art. 24. Liquidation.

Suite à la dissolution de la Société, il sera procédé à la liquidation par les soins d’un ou de plusieurs liquidateurs qui pourront être des personnes physiques ou morales, nommés par l’Assemblée Générale des Actionnaires qui déterminera leurs pouvoirs et leurs rémunérations. Au cas où il n’aura pas été procédé à la nomination des liquidateurs, le Conseil d’Administration en place aura les pouvoirs prévus aux articles 144 et suivants de la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée.

Lorsque toutes les dettes, charges et dépenses de liquidation auront été satisfaites, le surplus sera distribué aux actionnaires de la Société.

Titre VIII.- Dispositions générales

Art. 25. Définitions.

Dans ces statuts:

A) le terme “Administrateur Indépendant” désigne un administrateur qui:

(i) n’est pas employé, et qui n’a pas été employé au cours des cinq années qui précèdent immédiatement l’Assemblée Générale ordinaire des actionnaires à l’occasion de laquelle les candidats au Conseil d’Administration sont élus, par la Société ou par une de ses filiales dans une fonction d’exécutif;

(ii) ne reçoit pas d’honoraires de conseil, de consultant ou autres rémunérations compensatoires de la Société ou d’une des ses filiales (autres que les rémunérations reçues en qualité de membre du Conseil d’Administration ou d’un autre comité de celui-ci et les rémunérations reçues en qualité de membre du conseil d’administration ou d’un autre organe de gestion, ou de tout autre comité de celui-ci, d’une des filiales de la Société ;

(iii) ne Contrôle pas la Société;

(iv) n’a pas (et ne Contrôle pas une entité économique qui) a une relation d’affaires significative avec la Société, ou une de ses filiales, ou avec la personne qui directement ou indirectement Contrôle la Société, si une telle relation d’affaires significative serait susceptible d’affecter défavorablement la capacité des administrateurs à se décharger convenablement de leurs devoirs;

(v) ne Contrôle pas et n’est pas et n’a pas été employé par un réviseur actuel ou ancien (interne ou externe) de la Société, de l’une de ses filiales ou d’une personne qui Contrôle directement ou indirectement la Société, au cours des cinq années qui précédent immédiatement l’Assemblée Générale ordinaire des actionnaires à l’occasion de laquelle les candidats au Conseil d’Administration sont élus,

(vi) n’est pas le conjoint, père ou mère, frère ou sœur ou un parent jusqu’au troisième degré et ne partage pas son domicile avec l’un des personnes énoncées ci-dessus du point (i) au point (iv). »

B) le terme « Affilié » désigne, en rapport avec une personne ou une entité, une personne qui directement ou indirectement au travers d’un ou plusieurs intermédiaires, Contrôle, est Contrôlé par, ou est sous le Contrôle commun avec, cette personne ou entité. Le terme « Affilié avec » a une signification corrélative à ce qui précède.

C) le terme « Contrôle » désigne, en rapport avec une personne ou une entité, la possession, directement ou indirectement, du pouvoir de direction ou du pouvoir de faire diriger la gestion et les politiques de cette personne ou entité, soit au travers de la propriété de titres auxquels un droit de vote est attaché, soit par contrat soit de toute autre manière.

D) le terme « Transaction Importante » désigne (i) toute transaction (x) d’une valeur individuelle égale ou supérieure à dix millions de dollars US (USD 10.000.000); (y) portant sur une valeur individuelle inférieure à dix millions de dollars US (USD 10.000.000) lorsque la somme de toutes les séries de transactions reprises dans les comptes des quatre quarts fiscaux de la Société précédant la date de détermination (à l’exclusion des transactions qui ont été revues et approuvés par le Comité d’Audit, le Conseil d’Administration de la Société ou par l’administrateur indépendant des filiales de la Société ou par le biais de tout autre procédure que le Conseil d’Administration estime être équivalente à celle décrite précédemment), dépasse 1,5% des ventes nettes consolidées de la Société faites au cours de l’année fiscale précédant l’année au cours de laquelle la détermination est faite; ou (ii) toute transaction (y compris fusion, scission ou transfert d’un département) de réorganisation sociale affectant la Société ou ses filiales , pour le bénéfice de ou impliquant des Parties Liées.

E) Le terme “Partie Liée” désigne en rapport avec la Société ou ses filiales directes ou indirectes, l’une des personnes suivantes: (i) un membre du Conseil d’Administration ou du conseil d’administration ou d’un autre organe de gestion d’une filiale de la Société; (ii) tout membre du conseil d’administration ou autre organe de gestion d’une entité qui Contrôle la Société; (iii) tout Affilié de la Société (à l’exclusion des filiales de la Société); (iv) toute entité Contrôlée par tout membre du Conseil d’Administration ou du conseil d’administration ou d’un autre organe de gestion d’une des filiales de la Société; et (v) tout conjoint, père, mère, frère, sœur ou parent jusqu’au troisième degré et toute personne qui partage son domicile avec une personne mentionnée au point (i) ou(ii).

F) le terme « USD » désigne la monnaie ayant cours légal aux Etats-Unis d’Amérique.

Article 26. Loi applicable.

Tous les points non prévus par les présents Statuts seront régis par la loi luxembourgeoise.

POUR COPIE CONFORME DES STATUTS COORDONNES,

Belvaux, le 6 mai 2015.

PS : En cas de divergences entre la version anglaise et la version française, le texte anglais fera foi.